Exhibit 99.1

January 31, 2011

Re: Update on Wells Real Estate Fund VIII, L.P., including 2010 estimated valuations

Dear Custodian or Pension Plan Trustee:

We would like to take this opportunity to provide you with the 2010 estimated unit values for Wells Real Estate Fund VIII, L.P.

The estimated unit valuations for Wells Real Estate Fund VIII, L.P., are as follows:

			“A” Units			“B” Units

	Original	12/31/2009		12/31/2010	12/31/2009		12/31/2010
	Unit	Estimated	Net Sale Proceeds	Estimated	Estimated Net Sale Proceeds		Estimated Unit
	Price	Unit Value	Distributed in 2010*	Unit Value	Unit Value Distributed in 2010*		Value

Fund VIII	$10.00	$3.31	$0	$3.20	$3.29	$0	$3.25

*These amounts are intended to represent the per-unit distributions received by limited partners who purchased their units directly from the Fund in the original public offering of units.

As you know, these valuations do not assume an orderly liquidation of the properties, but rather a hypothetical immediate sale of all the Fund’s assets on December 31, 2010.

The estimated valuations per unit were derived by first calculating the estimated value of each property, then summing the estimated value of each property included within the Fund’s property portfolio, along with undistributed sale proceeds and cash reserves, if any. The segregation of Class “A” and Class “B” estimated valuations was achieved by virtue of a calculation in accordance with a predetermined order of distribution of sale proceeds in regard to class status outlined in the partnership agreement. The estimated valuations are intended to be an estimate of the distributions that would be made to limited partners who purchased their units directly from the Fund in the original public offering of units, taking into account conversion elections as provided for in the partnership agreement.

Property values were estimated by Wells Real Estate Funds and reviewed by The David L. Beal Company, an independent real estate consulting and appraisal company. These estimated valuations contain no expressed or implied guarantee as to the price that units in the Fund might sell for in an actual transaction, nor do they provide any indication of the future financial performance of the Fund.

Continued on reverse

6200 The Corners Parkway Norcross, GA 30092-3365 Tel: 770-449-7800 Tel: 800-557-4830 Fax: 770-243-8198 www.WellsREF.com

What Impacted the Estimated Valuations?

In general, after continuing to decline during the first part of 2010, capitalization rates and pricing began to stabilize during the latter half of 2010 for properties similar to those in this partnership across the country. In addition, the following property-level factors had a material effect on the estimated values:

305 Interlocken Boulevard

The value of this property has declined significantly to reflect the intention of Flextronics, the sole tenant, to vacate the property at its August 31, 2011 lease expiration.

For more detailed information, please refer to the most recent Form 8-K of Wells Real Estate Fund VIII, L.P., filed with the Securities and Exchange Commission. You can find the filing at

www.SEC.gov.

We appreciate the important role you play as Custodian or Pension Plan Trustee in helping provide unparalleled service to our investors. If you have any questions, please feel free to contact our Client Services Department at 800-557-4830.

Sincerely,

/s/ Douglas P. Williams Douglas P. Williams Senior Vice President Wells Capital, Inc.

Disclosures

Certain statements contained in this correspondence other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, in particular, statements about future performance and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that this report is filed with the Securities and Exchange Commission. Neither the partnership nor the general partners make any representations or warranties (expressed or implied) about the accuracy of any such forward-looking statements. Actual results could differ materially from any forward-looking statements contained in this correspondence. This is neither an offer nor a solicitation to purchase securities.